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                                                                Exhibit No. 99.1

                       INKINE PHARMACEUTICAL COMPANY, INC.

Sentry Park East - 1720 Walton Road

                               Blue Bell, PA 19422

                                                                   BUSINESS NEWS

IMMEDIATE RELEASE


                    INKINE PHARMACEUTICAL RAISES OVER $10 MILLION
                         IN PRIVATE PLACEMENT FINANCING

         BLUE BELL, PA, MAY 8, 2000 - INKINE PHARMACEUTICAL COMPANY, INC. (NASDAQ: INKP) today announced that it raised approximately $10.8 million through a private placement of approximately 2.8 million shares of common stock to a group of investors, including institutional investment funds managed by Cahill, Warnock & Company, Baker Street Capital Management, Worthington Growth L.P. and Furman Selz Capital Management.

         "We are fortunate to attract such high quality institutional investors," said Leonard S. Jacob, M.D., Ph.D., Chairman and CEO of InKine. "Part of this financing will fund the sales, marketing, and manufacturing of our lead product candidate, Diacol(TM), for use as a purgative agent prior to colonoscopy. Diacol iS currently under FDA review.

         "Additionally, the Company intends to use proceeds from this placement to support the development of CBP-1011, currently in Phase II for Inflammatory Bowel Disease and Phase III for Idiopathic Thrombocytopenic Purpura. Our strong cash position, which now approximates $17 million, will support continued implementation of our business plan."

         After expenses, the Company will realize approximately $9.9 million in net proceeds. Leerink Swann & Company, a Boston investment banking firm specializing in the life sciences and healthcare sector, acted as placement agent for the transaction.

         The shares of common stock and placement agent warrants issued in the offering have not been registered under the Securities Act of 1933, as amended, and cannot be offered or sold absent registration or an applicable exemption from registration. The Company intends to file a Registration Statement covering future resale of these securities by the purchasers.


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         About InKine Pharmaceutical Company

         InKine Pharmaceutical Company, Inc. is a publicly traded biopharmaceutical company focused on the diagnosis and treatment of cancer and autoimmune diseases. The company's development strategy is to acquire late-stage drug candidates with short time lines to commercialization. Support of early-stage product opportunity comes through its university-based sponsored research.

         InKine's portfolio includes two late-stage clinical compounds: Diacol, a tablet purgative product for colonoscopies and other procedures undergoing FDA review; and CBP-1011, a steroid molecule in Phase III trials for the treatment of Idiopathic Thrombocytopenic Purpura and Phase II trials for the treatment of Inflammatory Bowel Disease. In addition, the Company is developing preclinical compounds including Angiocidin, a potent and specific angiogenesis inhibitor for potential use in cancer patients.

         About The Lead Investor - Cahill, Warnock & Company

         Cahill, Warnock & Company, LLC specializes in private equity and negotiated direct investments in emerging public and private companies. Founded in 1995, Cahill, Warnock & Company is dedicated to funding and participating in the growth of well-managed businesses across a broad range of industries including health care, telecommunications, business services and education.

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This announcement contains certain forward-looking statements that are subject to risks and uncertainties, including in particular, the statement regarding the funding of the sales, marketing and manufacturing of Diacol which assumes FDA approval of Diacol. Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties discussed under "Other Factors to be Considered" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission.

CONTACTS:
Robert F. Apple                             Anne McBride
Chief Financial Officer                     Chairman
InKine Pharmaceutical Company, Inc.         The Anne McBride Company
Tel. (610) 260-9364                         Tel. (212) 983-1702

Thomas A. Fitzgerald
Managing Director
Leerink Swann & Company
Tel. (617) 918-4855


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